Exhibit 10.13

                                               SHARE PURCHASE AGREEMENT

THIS AGREEMENT made this 26th day of November, 2002.

B E T W E E N:

                        RICHARD MacARTHUR and JOHN WHITTAKER,

hereinafter called the "Purchasers",

                                                                                                                       OF THE FIRST PART;

- and -

ARS NETWORKS, INCORPORATED, a corporation incorporated under the laws of the State of New Hampshire,

hereinafter called the "Vendor",

                                                                                                                  OF THE SECOND PART;

- and -

T & T DIESEL POWER LIMITED, a corporation incorporated under the laws of the Province of Ontario,

hereinafter called the "Corporation",

                                                                                                                      OF THE THIRD PART;

- and -

SYDNEY HARLAND, of the Town of Oakville, in the Regional Municipality of Halton,

hereinafter called "Sydney",

                                                                                                                  OF THE FOURTH PART.

THIS AGREEMENT WITNESSETH as follows:

WHEREAS the Vendor is the registered and beneficial owner of all of the issued and outstanding shares in the capital stock of the Corporation as follows:

CLASS A COMMON                         CLASS B COMMON

ARS Networks, Incorporated               100                                                      100

AND WHEREAS the Vendor wishes to sell to the Purchasers and the Purchasers wishes to purchase from the Vendor certain of the aforesaid shares in the capital of the Corporation which are owned by the Vendor, upon and subject to the terms and conditions hereinafter set forth.

NOW THEREFORE in consideration of the premises and the mutual agreements and covenants herein contained (the adequacy of which consideration for each of the parties hereto is mutually admitted), the parties hereto covenant and agree as follows:

                                                                 ARTICLE 1.00
                                                DEFINITIONS AND SCHEDULES

 1.01                 Definitions - Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the respective meanings ascribed to them as follows:

(a)    "Agreement" means this Share Purchase Agreement and instruments supplemental hereto or in amendment or confirmation hereof; "hereof", "hereto"  and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular article or section; "Article" or "Section" means and refers to the specified article or section of this Agreement.

(b)    "Closing" means the completion of the sale and purchase of the Purchased Shares hereinafter referred to by the transfer and delivery of the certificates therefor and the payment of the Purchase Price as contemplated herein at the offices of the Purchasers' solicitors, McBride, Wallace, Laurent & Cord, Barristers & Solicitors, 5464 Dundas Street West, 2nd Floor, Toronto, Ontario M9B 1B4.

(c)     "Closing Date"  means the 8th day of January, 2003 or such other date as the parties may agree as the date upon which the Closing shall take place;

(d)      "Effective Date" means the 31st day of October, 2002;

(e)       "Purchase Price" shall have the meaning ascribed thereto in Article 2.01 hereof.

(f)       "Purchased Shares"  means the 100 Class A Common Shares and the 100 Class B Common Shares owned by the Vendor.

(g)      "Time of Closing"  means 2:00 p.m. on the Closing Date or such other time on the Closing Date as the parties may agree upon.

1.02                 Schedules - The schedules to this Agreement as listed below are an integral part of this Agreement.

SCHEDULE "A"       -           Promissory Note

SCHEDULE "B"       -           Escrow Agreement

SCHEDULE "C"       -           Non-Competition/Non-Solicitation and Confidentiality Agreement

                                                                 ARTICLE 2.00
                     PURCHASE AND SALE AND PAYMENT OF PURCHASE PRICE

2.01                 Purchase and Sale -Subject  to the terms and conditions hereof, the Vendor agrees to sell, assign and transfer to the Purchasers and the Purchasers agree to purchase from the Vendor as of the Effective Date the Purchased Shares, being all but not less than all of the issued and outstanding shares in the capital stock of the Corporation, for the Purchase Price of One Hundred Thousand ($100,000.00) Dollars Canadian.

2.02                 Payment of Purchase Price - The  Purchase Price for the Purchased Shares shall be allocated and  payable as follows:

(a)   The sum of Fifty-Three Thousand ($53,000.00) Dollars, by way of cash or certified cheque upon Closing, to the Vendor, or as the Vendor may otherwise direct;

(b)   The balance of the Purchase Price of Forty-Seven Thousand ($47,000.00) shall be payable six (6) months following the Closing Date by certified cheque and shall be secured by a non-interest bearing Promissory Note delivered to the Vendor in the form as set out in Schedule "A" attached hereto.

2.03                 The Purchased Shares shall be held in escrow until the Promissory Note referred to above has been paid in full, such escrow to be in accordance with the terms and provisions of the Escrow Agreement attached hereto as Schedule "B".

                                                                 ARTICLE 3.00
                       REPRESENTATIONS AND WARRANTIES OF THE VENDOR

3.01                 The Vendor represents and warrants to the Purchasers and acknowledges that the Purchasers are relying on such representations and warranties in entering into this Agreement as follows:

(a)     the Vendor is now and will at the Time of Closing be the sole legal and beneficial owner of the Purchased Shares registered in its name with good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances, options or rights of others or demands whatsoever;

(b)     the Vendor now has and will at the Time of Closing have the exclusive right to dispose of the Purchased Shares registered in its name hereunder and the disposition of such Purchased Shares will not violate, contravene, breach or offend against or result in any default under any indenture, agreement or other instrument, or any statute, regulation, order, judgment, decree or law to which the Vendor is a party or subject or by which the Vendor is bound;

(c)     the Vendor is a  non-resident of Canada for the purposes of Section 116 of the Income Tax Act (Canada);

(d)     to the best of the knowledge and belief of the Vendor, the books and records, financial and otherwise, of the Corporation fairly and correctly set out and disclose in all material respects the financial position of the Corporation as of the date hereof and all financial transactions between the Vendor and the Corporation have to the best of the knowledge of the Vendor, been accurately recorded in such books and records;

(e)     this Agreement constitutes a valid and binding agreement enforceable against the Vendor  in accordance with the terms hereof;

(f)      the Vendor is not aware of any suit, litigation, arbitration proceeding, application for review, in progress, pending or, threatened against or relating to the Corporation or its respective properties and assets which has not been fully disclosed to the Corporation.  The Vendor is not aware of any grounds on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(g)     there are no undisclosed facts of a materially adverse nature known to the Vendor with respect to the Corporation which would, if known to the Purchasers, have a material effect on the Purchase Price or cause the Purchasers, acting reasonably, not to complete the within purchase transaction;

(h)      the corporate records and minute book of the Corporation contain complete and accurate minutes of all meetings of the directors and shareholders of the Corporation held since the incorporation of the Corporation, all such meetings were duly called and held, the share certificates, registers of shareholders, registers of transfers, and register of directors of the Corporation are complete and accurate and all exigible security transfer tax payable in connection with the transfer of any securities of the Corporation has been duly paid;

(i)      the Corporation has duly and timely filed all tax returns required to be filed by it from and after August 1, 2000 to the fiscal year ended January 31, 2002,  and has paid all taxes which are due and payable, and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest, and fines due and payable by it with respect to all tax returns which have been filed by it between August 1, 2000 and the fiscal year ended January 31, 2002; the Canadian federal income tax liability of the Corporation has been reviewed and determined by Canada Customs and Revenue Agency ("CCRA")  for all fiscal years, including the fiscal year ended January 31, 2002.

                                                                 ARTICLE 4.00
                         COVENANTS OF THE VENDOR AND SYDNEY HARLAND

The Vendor covenants and agrees with the Purchasers that on or before the Closing Date, it will do or cause to be done the following:

4.01     Permit the Purchasers through their representatives,/ to make such investigations of the properties and assets of the Corporation and of its financial and legal condition as the Purchasers deem necessary or advisable; such investigation shall not however affect or mitigate the Vendor's covenants, representations and warranties hereunder, which shall continue in full force and effect as provided in Article 3.00.  The Vendor agrees to provide any and all of the following documentation, as may be required, and to permit the Purchasers full access to the premises of the Corporation where the business is carried on for such purpose:

(a)    full disclosure of all contracts, agreements or arrangements into which the Corporation has entered;

(b)   full and complete information relating to the ownership and/or leasehold use of chattels, machinery and equipment used in connection with the business, including any warranties and/or guarantees relating thereto and the opportunity to physical inspect all of the foregoing;

(c)   all other licences, contracts, insurance policies, books, records, accounts, financial  statements, income tax returns and CCRA and Ministry of Finance assessment notices and all other data which in the opinion of the Purchasers and their representative are required to make an examination of the business of the Corporation;

(d)   full and complete access to all premises upon which the business is carried on by the Corporation for the purpose of inspecting the state, extent and repair of the Corporation's assets and inventory;

4.02     Deliver to the Purchasers at the Time of Closing, a Statutory Declaration of Sydney Harland as Chief Executive Officer of the Corporation, that:

(a)   the authorized capital of the Corporation consists of an unlimited number of Class A Common Shares and an unlimited number of Class B Common Shares of which 100 Class A Shares and 100 Class B Shares have been duly issued and are outstanding as fully paid and non-assessable.  The Purchased Shares represent all of the issued and outstanding shares in the capital of the Corporation;

(b)   all necessary corporate action and proceedings have been taken to permit the due and valid transfer of the Purchased Shares at the Time of Closing from the Vendor to the Purchasers;

(c)   to the best of his knowledge and belief, completion of the transaction of purchase and sale contemplated by this Agreement will not result in a breach of any term or provision of or constitute a default under the constating documents, by-laws or resolutions of the Corporation, or to the best of his knowledge and belief, any indenture, agreement, instrument, licence, permit or understanding to which the Corporation is a party, or by which it is bound, or to the best of his knowledge and belief will the completion of such transaction accelerate any commitment or obligation of the Corporation or result in the creation of any lien or encumbrance upon any of the assets or property of the Corporation;

(d)  the Corporation does not have outstanding any option, convertible securities, warrants or other convertible obligations, agreements or other commitments to allot, reserve, set aside, create, issue or sell any securities or any of the unissued share capital of the Corporation, except as set out in this Agreement;

(e)   the Corporation is not engaged in and to the best of counsel's knowledge has not been threatened with any legal action or other proceedings and has not been charged with or to the best of the knowledge of such counsel incurred any violation of any federal, provincial or local law or administrative regulation which could materially adversely affect or impair its financial position, business operation, prospects, properties or assets;

(f)    no consent, authorization, licence, franchise, permit, approval or order of any court or governmental agency or regulatory bodies required for the acquisition of the Purchased Shares by the Corporation.

(g)   To the best of his knowledge and belief there are no liens or encumbrances or other security interest against any of the assets, chattels, fixtures, equipment or inventory of the Corporation other than has been disclosed in the financial statements of the Corporation for the period ending January 31, 2002 and without limiting the generality of the foregoing, including the security interest of BODKIN CAPITAL CORPORATION registered as instrument 20011219 1037 1616 4209 under the Personal Property Security Registration System securing inter alia the photocopy machine

4.03    Cause the directors and officers of the Corporation to resign at the Time of Closing in favour of nominees of the Purchasers and providing to the Purchasers and the Corporation at the Time of Closing full and complete releases and discharges by each officer, director and shareholder of any and all claims that each of them may have up to and including the Closing Date, excepting any claims arising out of this Agreement.

4.04    Cause the Corporation to duly and timely file all tax returns required to be filed by it up to but not including the Effective Date and to promptly pay all taxes, assessments and government charges which are claimed by any governmental authority to be due and owing; cause the Corporation not to enter into any agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any income tax return or the payment or assessment of any tax, governmental charge or deficiency;

4.05    Cause the Corporation not to make any changes in its banking arrangements without the prior written consent of the Purchasers;

4.06    To do such other things and execute such other documents as may be reasonably required by the Purchasers in connection with the completion of this transaction of purchase and sale.

4.07    Comply in all respects with any and all of its further covenants and obligations contained in this Agreement or arising out of the Agreement after Closing.

4.08    To be responsible for its own legal and other professional fees associated with the transaction, except for the cost of negotiating, drafting and preparing the Agreement of Purchase and Sale, which costs shall be shared equally by the Purchasers and the Vendor.  The parties acknowledge that the costs to be shared equally shall include the fees of both the Vendor's solicitor and the Purchaser's solicitor as they relate to the negotiation, drafting and preparation of the Agreement of Purchase and Sale.

4.09    The Vendor shall execute on behalf of the Corporation, a demand promissory note in the amount of any funds advanced by the Purchasers to the Corporation for the purpose of providing interim financing to ensure continued operation of the Corporation prior to the Closing Date, which Promissory Note shall be forgiven by the Purchasers upon successful completion of the transaction.

4.10    The Vendors shall not remove, transfer or otherwise deal with any equipment, machinery, fixtures or chattels of any type or form belonging to the Corporation and found on the premises of the Corporation prior to the Closing Date, except for the following items:-

four (4) desks wood veneer with returns (Syd's, Mark's, Ron's, Spare)
            four (4) chairs
            photocopy machine
            computer equipment
            two (2) file cabinets (black)

All located at the office premises of the Vendor, being Unit 21

4.11    To cause the Corporation to execute and to deliver to the Purchasers at the Time of Closing, a Non-Competition/Non-Solicitation Confidentiality Agreement in the form of the unexecuted agreement annexed hereto as Schedule "C".

4.12    The Vendor covenants to obtain and produce upon Closing a full and final release from Mr. R. Husczo relating to any and all monies owed to him by the Corporation to the Closing Date.

4.13    The Vendor shall produce upon Closing a full and final release relating to any and all monies owing to it by the Corporation for management fees or otherwise.

4.14    To discharge all liens and encumbrances and other security interests, if any, against the assets of the Corporation and without limiting the generality of the foregoing including the Security Interest of BODKIN CAPITAL CORPORATION registered under the Personal Property Security Registration System as Registration 20011219 1037 1616 4209; Provided that should the Vendor be unable to obtain any such discharge on or before the due date of the Promissory Note given by the Purchasers to the Vendor on Closing then the Purchasers shall have the right of set off against the Promissory Note for the full amount of any liability of the Corporation for which any such lien, encumbrance or security interest has been given.

4.15    To obtain and produce upon Closing a Clearance Certificate from the CCRA with respect to any tax liability or potential tax liability of the Vendor arising out of its status as a non-resident and the sale of the Purchased Shares; Provided that if such Clearance Certificate is not produced on or before the due date of the Promissory Note given by the Purchasers at Closing then Purchasers shall be entitled to withhold payment under the Promissory Note until the Clearance Certificate is produced.

                                                                 ARTICLE 5.00
                   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

5.01    The Purchasers are not non-Canadian persons as defined in the Investment Canada Act.

5.02    This Agreement has been duly executed and delivered by the Purchasers and is a valid and binding obligation to the Purchasers enforceable in accordance with its terms.

                                                                 ARTICLE 6.00
                                             COVENANTS OF THE PURCHASERS

The Purchasers covenant and agree with the Vendor that they will do or cause to be done the following:

6.01    Deliver the Purchase Price to the Vendor at the Time of Closing in accordance with the provisions of Article 2.02, subject to adjustments and holdbacks as the parties may agree upon;

6.02    Comply in all respects with any and all of its further covenants and obligations contained in this Agreement or arising out of the Agreement after Closing and without limiting the generality of the foregoing including compliance with the terms, provisions and procedures set out in Article 2.02.

6.03    To cause the Corporation, subsequent to Closing, to prepare and file in a timely manner, the income tax returns for the fiscal period ending on the Effective Date of October 31, 2002 and to cause the Corporation to pay the income tax due upon such filing.

6.04     To be responsible for its own legal and other professional fees associated with the transaction, except for the cost of negotiating, drafting and preparing the Agreement of Purchase and Sale, which costs shall be shared equally by the Purchasers and the Vendor.  The parties acknowledge that the costs to be shared equally shall include the fees of both the Vendor's solicitor and the Purchaser's solicitor as they relate to the negotiation, drafting and preparation of the Agreement of Purchase and Sale.

6.05     To pay for and on behalf of the Corporation at the Time of Closing by certified cheque or bank draft the sum of Fifteen Thousand ($15,000.00) Dollars to R. Husczo as full and final satisfaction of monies loaned to the Corporation by R. Husczo and to further pay at the time of Closing the sum or Seven Thousand ($7,000.00) to the Vendor in full and final satisfaction of outstanding management fees owing by the Corporation to the Vendor to the Closing Date.

6.06     To execute and deliver to the Corporation, its directors and officers at the Time of Closing a full release of any claims which the Purchasers or either of them may have against the Corporation, such directors and officers for unpaid bonuses, wages or damages as a result of the termination of their employment with the Corporation.

6.07    To execute and deliver to the Vendor at the Time of Closing a Promissory Note in the form attached hereto as Schedule "A".

                                                                 ARTICLE 7.00
             SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES

7.01    The covenants, representations and warranties of the Vendor contained in this Agreement or  in any document or certificate given pursuant hereto relating to the tax liability of the Corporation shall survive the Closing and, notwithstanding the Closing, nor any investigation made by or on behalf of the Purchasers, shall continue in full force and effect for the benefit of the Purchasers indefinitely.

7.02    The covenants, representations and warranties of the Vendor contained in this Agreement or  in any document or certificate given pursuant hereto relating to any matters other than the tax liabilities of the Corporation shall survive the Closing and, notwithstanding the Closing, nor any investigation made by or on behalf of the Purchasers, shall continue in full force and effect for the benefit of the Purchasers for a period of two (2) years immediately following the Closing Date.

7.03     The covenants, representations and warranties of the Purchasers contained in this Agreement and contained in any document or certificate given pursuant hereto shall survive the Closing of the purchase and sale of the Purchased Shares herein provided for and, notwithstanding such Closing, nor any investigation made by or on behalf of the Vendor, shall continue in full force and effect for the benefit of the Vendor for a period of two (2) years immediately following the Closing Date.

ARTICLE 8.00
PURCHASERS' CONDITIONS OF CLOSING

8.01    The purchase by the Purchasers of the Purchased Shares herein provided for is subject to the following terms and conditions for the exclusive benefit of the Purchasers to be fulfilled and/or performed at or prior to the Time of Closing;

(a)    The representation and warranties of the Vendor contained in Article 3.00 hereof shall be true and correct as of the date hereof and each and every one of such representations and warranties is deemed to be a condition;

(b)   The Vendor shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it;

(c)   The covenants, representations and warranties of the Vendor contained in this Agreement, or in any Schedule hereto, or in any certificate or other document delivered to the Purchasers pursuant hereto shall be true and correct on and as of the Closing Date with the same force and effect as though such covenants, representations and warranties had been made on and as of such date (and subject only to such changes as are contemplated in this Agreement), and the Purchasers shall have received at the Time of Closing on the Closing Date a certificate dated the Closing Date, in form satisfactory to counsel for the Purchasers acting reasonably, signed under seal by the Vendor, to the effect that such covenants, representations and warranties referred to above are true and correct on and as of the Closing Date with the same force and effect as though  made on and as of such date; provided that the acceptance of such certificate and the Closing of the transaction herein provided for shall not be a waiver of the covenants, representations and warranties contained in Article 3.00 or Article 4.00 or in any Schedule hereto or in any certificate or document given pursuant to this Agreement or in the certificate under this clause 8.01 (c)  which covenants, representations and warranties shall continue in full force and effect as provided in Article 7.00 hereof;

(d)   At the Closing Date the Purchasers shall be satisfied in its sole discretion that any objection, issue or matter raised as a result of the due diligence performed by it and on its behalf by its professional advisors pursuant to Article 4.01 have been adequately dealt with;

(e)   No substantial damage by fire or other hazard to the physical assets of the  Corporation shall have occurred prior to the Time of Closing;

(f)    All required consents, approvals, orders and authorizations of any person including lenders and governmental and regulatory authorities and bodies and licensors, if necessary, shall have been obtained;

(g)   Execution and delivery by the Vendor and by any director, officer or key employee of the Corporation of a full and final release of claims against the Corporation up to and including the Closing Date except for claims arising out of this Agreement;

(h)   Execution and delivery by the Vendor and Sydney to the Purchasers at the Time of Closing of a Non-Competition/Non-Solicitation Confidentiality Agreement in the form of the unexecuted agreement annexed hereto as Schedule "C".

8.02     In case any one or more of the foregoing conditions shall not have been fulfilled and/or performed to the satisfaction of the Purchasers on or before the Closing Date,  the Purchasers may rescind this Agreement by delivering written notice to the Vendor and in such event the Purchasers shall be released from all obligations hereunder and unless the Purchasers can show that the condition or conditions for the non-performance of which the Purchasers have rescinded such Agreement are reasonably capable of being performed or caused to be performed by the Vendor, then the Vendor shall also be released from all obligations hereunder; provided that any of the said conditions  may be waived in whole or in part by the Purchasers without prejudice to its rights of rescission in the event of the non-fulfilment of any other condition or conditions, any such waiver to be binding upon the Purchasers only if it is in writing.

ARTICLE 9.00
VENDORS CONDITIONS OF CLOSING

9.01     The sale by the Vendors of the Purchased Shares herein provided for is subject to the following terms and conditions for the exclusive benefit of the Vendors to be fulfilled and/or performed at or prior to the Time of Closing;

(a)  The representation and warranties of the Purchaser contained in Article 5.00 hereof shall be true and correct as of the date hereof and each and every one of such representations and warranties is deemed to be a condition;

(b) The Purchasers shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it;

(c)  The covenants, representations and warranties of the Purchasers contained in this Agreement, or in any Schedule hereto, or in any certificate or other document delivered to the Vendor pursuant hereto shall be true and correct on and as of the Closing Date with the same force and effect as though such covenants, representations and warranties had been made on and as of such date (and subject only to such changes as are contemplated in this Agreement), and the Vendor shall have received at the Time of Closing on the Closing Date a certificate dated the Closing Date, in form satisfactory to counsel for the Vendor acting reasonably, signed under seal by the Purchasers, to the effect that such covenants, representations and warranties referred to above are true and correct on and as of the Closing Date with the same force and effect as though  made on and as of such date; provided that the acceptance of such certificate and the Closing of the transaction herein provided for shall not be a waiver of the covenants, representations and warranties contained in Article 5.00 or Article 6.00 or in any Schedule hereto or in any certificate or document given pursuant to this Agreement or in the certificate under this clause 9.01 (3)  which covenants, representations and warranties shall continue in full force and effect as provided in Article 7.00 hereof;

9.02     In case any one or more of the foregoing conditions shall not be fulfilled and/or performed to the full satisfaction of the Vendor on or before the Closing Date, the Vendor may rescind this Agreement by delivering written notice to the Purchasers and in such event the Vendor shall be released from all obligations hereunder and unless the Vendor can show that the condition for the non-performance of which the Vendor has rescinded such agreement is reasonably capable of being performed or caused to be performed by the Purchasers, then the Purchasers shall also be released from all obligations hereunder; provided that the said conditions may be waived in whole or in part by the Vendor without prejudice to its rights of recision in the event of the non-fulfillment of any other condition or conditions  any such waiver to be binding upon the Vendor only if it is in writing.

ARTICLE 10.00
INDEMNIFICATION

10.01   The Vendor covenants and agrees to indemnify and save harmless the Purchasers and the Corporation of and from any loss whatsoever arising out of, under or pursuant to:

(a)   all debts, liabilities, contracts or engagements whatsoever, existing at the Closing Date save and except only those liabilities existing and disclosed on the books of the Corporation as at the Effective Date or subsequently incurred in the ordinary course of business;

(b)   all contingent liabilities which the Corporation  becomes obligated to pay, and which existed as at the Closing Date and were not disclosed to the Purchaser;

(c)    any reassessment for income or corporate tax, interest and/or penalties for any period between August 1, 2000 and the fiscal year ending January 31, 2002, inclusive, for which no adequate reserve has been provided for and disclosed in the Financial Statements of the Corporation for such period, other than a reassessment disallowing an expense or a deduction claimed by the Corporation in respect of which the Corporation subsequently will be entitled to claim capital cost allowances pursuant to the regulations to the Income Tax Act (Canada);

(d)   any loss suffered by the Purchasers or the Corporation as a result of any breach of representation, warranty or non-performance or non-fulfilment of any covenant contained in this Agreement;

(e)    all claims, demands, costs and expenses in respect of the foregoing.

10.02   It is understood that the Vendor shall not be responsible to indemnify and save harmless the Purchasers and the Corporation for any loss arising out of and matter predating August 1, 2000 when the Vendor originally purchased the Purchased Shares from the Purchaser.

10.03   The Purchasers shall forthwith notify the Vendor of any debts, liabilities, contracts, engagements or reassessments for which the Vendor may be liable under Section 10.01 and the Vendor shall have the right to participate in any negotiations with respect thereto.  If the Corporation receives an assessment or reassessment in respect of which the indemnity of the Vendor hereunder may extend or relate, the Purchasers shall cause the Corporation forthwith after receipt thereof to deliver to the Vendor a copy of such assessment or reassessment and the Purchasers shall notify the Vendors of its claim, if any, against the Vendor under the within indemnity within fifteen (15) days after receipt of such assessment or reassessment and shall take all action necessary to preserve the Corporation's rights to object to the assessment or reassessment.  Unless the Purchasers shall have complied with the provisions of the immediately preceding sentence, the liability of the Vendor to indemnify it or the Corporation with respect to such assessment or reassessment shall cease.

10.04   The Vendor shall at all times have the right at their sole and only expense to dispute and contest in the name of the Corporation any debts, liabilities, contracts, engagements or reassessments for which the Vendor may be liable under Section 10.01 provided, however, that with respect to any reassessment for income, corporate, sales, excise or other tax, the Vendor's right to so contest shall only apply after the payment of any such reassessment.  The payment of any such reassessment by the Vendor on behalf of the Corporation shall be repaid to the Vendor if repaid by the taxing authority.  The Purchasers will fully cooperate and will cause the Corporation to fully cooperate with the Vendor and their counsel in any proceedings with respect to any such debts, liabilities, contracts, engagements or reassessments.

ARTICLE 11.00
CLOSING ARRANGEMENTS

11.01   The Closing shall take place at the Time of Closing on the Closing Date at the offices of McBride, Wallace, Laurent & Cord and subject to all other terms and conditions hereof being complied with, including the payment of the Purchase Price.

11.02   At the Time of Closing on the Closing Date and upon fulfillment of all the conditions set out in Article 8.00 which have not been waived in writing by the Purchasers, and further upon of all the conditions set out in Article 9.00 which have not been waived in writing by the Vendor, the Vendor shall deliver to the Purchasers certificates representing all the Purchased Shares duly endorsed in blank for transfer and will cause the transfer of such shares to be duly and regularly recorded in the name of the Purchasers and will cause all of the directors and officer of the Corporation to resign in favour of the Purchasers and its nominees whereupon, subject  to all other terms and conditions hereof being complied with, payment of the Purchase Price shall be paid and satisfied in the manner provided in Article 2.00.

ARTICLE 12.00
COMMISSIONS, ETC.

12.01   The Vendor covenants and agree with the Purchasers to indemnify and save harmless the Purchasers from and against any claims whatsoever for any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who has acted for the Vendor in connection with the sale of the Purchased Shares.

ARTICLE 13.00
NOTICES

13.01   Any notice, direction or other instrument required or permitted to be given to the parties hereto shall be in writing and addressed to the party or parties and may be given either by mailing the same postage prepaid; or by personal delivery; or by facsimile transmission to the following numbers:

To the Vendor as follows:

c/o Mark Miziolek
            1384 Clearwater Crescent
            Oakville, Ontario
            L6H 7J7

Fax: (905) 339-1981

copy to:                                    Borges Banasinski Rolle LLP
704-10 Kingsbridge Garden Circle
Mississauga, Ontario
L5R 3K6

Fax: (905) 502-3478

to the Purchasers at:                  23 Armstrong Avenue
Georgetown, Ontario
L7G 4S1

Fax: (905) 877-3995

copy to :                                   Paul R. Laurent
McBride, Wallace, Laurent & Cord
5464 Dundas Street West, 2nd Floor,
Toronto, Ontario M9B 1B4

Fax: (416) 231-6630

Any notice, direction or other instrument required aforesaid if delivered shall be deemed to have been given or made on the date on which it was delivered if delivered personally or sent by facsimile transmission during normal business hours or on the next business day if sent by facsimile transmission on Saturday, Sunday or Statutory Holiday or if mailed shall be deemed to have been given or made on the fourth (4th ) business day following the day on which it was mailed.  If notice is sent by facsimile transmission, a copy shall also be mailed forthwith.

The Purchasers or the Vendor may change its or their address for service from time to time by notice given in accordance with the foregoing.

ARTICLE 14.00
TIME OF THE ESSENCE

14.01   Time shall be of the essence of this Agreement.

ARTICLE 15.00
EXECUTION IN COUNTERPARTS

15.01   This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement. Facsimile signatures will be accepted by all parties if they were original signatures.

ARTICLE 16.00
ENTIRE AGREEMENT

16.01   This Agreement, including the Schedules hereto, constitutes the entire agreement between the parties hereto.  There are not and shall not be any verbal statements, representations, warranties, undertakings or agreements between the parties and this agreement may not be amended or modified in any respect except by written instrument signed by the parties hereto.

ARTICLE 17.00
PROPER LAW OF CONTRACT

17.01   This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario.  Each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

ARTICLE 18.00
BENEFIT AND BINDING NATURE OF THE AGREEMENT

18.01   This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, legal personal representatives, successors and assigns but shall not be assignable by either of the parties hereto prior to the Time of Closing without the written consent of the other party hereto.

18.02   The Corporation has executed this Agreement by its duly authorized officer in that regard to signify its intentions to be bound by the terms, provisions and conditions of this Agreement and to do all things as may be reasonably required to carry out the intention of the parties hereto.

18.03   Sydney is executing this Agreement to acknowledge and confirm his intention and covenant to execute the Non Competition/Non Solicitation Agreement in the form of the unexecuted agreement annexed hereto as Schedule "C" and to execute the Statutory Declaration referred to in Paragraph 4.02 in his capacity as Chief Executive Officer of the Corporation

IN WITNESS WHEREOF THIS AGREEMENT has been executed by the parties hereto.

SIGNED, SEALED AND DELIVERED     )

in the presence of                                  )

)

)           Richard MacArthur

)

)           ______________________________

)           John Whittaker

)

)           ARS NETWORKS, INCORPORATED

)

)

)           Per: ___________________________

)                       Name:
Title:

)           I have authority to bind the Corporation

)

)           T & T DIESEL POWER LIMITED

)

)           Per: __________________________

)                       Name:
 Title:

)                  I have authority to bind the Corporation

)

)

)           _______________________________

)                       Sydney Harland

SCHEDULE "A"

PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, RICHARD MacARTHUR and JOHN WHITTAKER, jointly and severally, promise to pay to ARS NETWORKS INCORPORATED, six (6) months following the Closing Date as set out in an Agreement of Purchase and Sale dated the 26th day of November, 2002 (the "Share Purchase Agreement"), entered into between the undersigned, as Purchasers, and ARS Networks Incorporated, as Vendor, the sum of FORTY-SEVEN THOUSAND ($47,000.00) DOLLARS without interest.

Failure to pay in accordance with this Promissory Note shall constitute an Event of Default for the purposes of the Escrow Agreement between the parties and dated the 26th day of November, 2002.

Presentment, protest, notice of protest and notice of dishonour are hereby waived.

Provided that during the term of this Promissory Note, and the undersigned, not being in default, the undersigned may pay from time to time the whole or any portion of the principal sum then outstanding without notice or bonus.

DATED at Etobicoke  this  10th day of  January,  2003

WITNESS:

____________________________________
                                                                        Richard MacArthur

____________________________________
                                                                        John Whittaker

SCHEDULE "B"

ESCROW AGREEMENT

MEMORANDUM OF AGREEMENT made as of the 10h day of January, 2003.

B E T W E E N:

RICHARD MacARTHUR and JOHN WHITTAKER,

(hereinafter called the "Pledgor")

OF THE FIRST PART

- and -

ARS NETWORKS INCORPORATED, a corporation incorporated under the laws of the State of New Hampshire,

(hereinafter called the "Pledgee")

OF THE SECOND PART

- and -

MCBRIDE WALLACE LAURENT & CORD LLP, Solicitors, of the City of Etobicoke, in the Province of Ontario

(hereinafter called the "Escrow Agent")

OF THE THIRD PART

- and -

T & T DIESEL POWER LIMITED, a corporation incorporated under the laws of the Province of Ontario,

(hereinafter called or the "Corporation");

OF THE FOURTH PART

WHEREAS pursuant to a share purchase agreement dated November 26, 2002 (the "Agreement"), the Pledgee agreed to sell and the Pledgor agreed to purchase 100 Class A common and 100 Class B common shares  in the capital of the Corporation (the "Pledged Shares").

AND WHEREAS the purchase price for the Pledged Shares was satisfied in part by the Pledgor issuing a promissory note (the "Note") in favour of the Pledgee;

AND WHEREAS as additional security for the fulfilment of its obligations under the promissory note the Pledgor has agreed to pledge the Pledged Shares to the Pledgee pursuant to the Agreement and to deliver the share certificates for the Pledged Shares to the Escrow Agent as escrow agent subject to the terms and conditions hereof and of the Pledge Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the respective covenants and agreements hereinafter contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the parties hereto), the parties hereto covenant and agree with each other as follows:

1.                     The Pledgor and the Pledgee hereby appoint the Escrow Agent, and the Escrow Agent hereby agrees to act, as escrow agent in accordance with the terms and conditions of this agreement.

2.                     The certificates representing the Pledged Shares, duly endorsed in blank for transfer, is hereby delivered to the Escrow Agent and shall be held and retained by the Escrow Agent as agent for the Pledgee subject to the terms and conditions hereof and the terms and conditions of this Agreement.

3.                     In the event that an Event of Default (as defined in the Note) occurs, then upon delivery by the Pledgee of written notice of such default to the Escrow Agent, together with an affidavit setting forth particulars of the Pledgor's default (a copy of which shall be sent concurrently to the Pledgor), the Escrow Agent shall deliver the certificates representing the Pledged Shares to the Pledgee.

4.                     The acceptance by the Escrow Agent of its duties and obligations under this agreement is subject to the following terms and conditions, which the parties to this agreement hereby agree shall govern and control with respect to its rights, duties, liabilities and immunities:

(a)        the Escrow Agent shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any security deposited with it;

(b)        the Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt, statutory declaration or other paper or document furnished to it, and signed by the Pledgee, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and acceptability of any information therein contained, which it in good faith believes to be genuine and what it purports to be.  The Pledgee agrees to indemnify and save harmless the Escrow Agent from and against any and all liabilities and claims made against it in respect of any action or thing it may take or do or omit to take or do in connection herewith except as a result of its wilful neglect or default hereunder.  This indemnity shall survive the termination of this agreement;

(c)        except for acts of gross negligence or misconduct, the Escrow Agent shall not be liable for any act done or step taken or omitted by it in good faith, or for any mistake of act or law;

(d)        the Escrow Agent may consult with and obtain advice from legal counsel in the event of any question as to any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.  The cost of such services shall be added to and be a part of the Escrow Agent's fee hereunder.  The Pledgor shall pay all fees and expenses of the Escrow Agent hereunder forthwith upon demand therefor;

(e)        the Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this agreement, unless received in writing, and signed by the Pledgee and, if its duties herein are affected, unless it shall have given its prior written consent thereto;  and

(f)         in the event of a dispute between the parties with respect to the matters herein, the Escrow Agent may, at its option, deposit all documents and certificates held by it hereunder with a court of competent jurisdiction and seek direction from such court.

5.                     Upon payment in full by the Pledgor of its obligations, liabilities, and indebtedness under the Purchase Agreement, the Pledgee shall forthwith deliver an acknowledgement to that effect to the Escrow Agent and thereafter the Escrow Agent shall deliver to the Pledgor the certificate or certificates representing the Pledged Shares or, in the case of a partial payment of the purchase price, the pro rata amount of the Pledged Shares released from the pledge of the Pledge Agreement in accordance with the terms thereof, duly endorsed in blank for transfer and upon delivery of the last of the Pledged Shares the Escrow Agent shall be released of all its obligations hereunder.  If the Pledgee fails to deliver such acknowledgement as aforesaid, the Escrow Agent may deliver the said certificates to the Pledgor upon receipt by it of evidence satisfactory to it as to payment in full by the Pledgor of its obligations, liabilities and indebtedness under Purchase Agreement.

6.                     This agreement may be amended or cancelled by and upon written notice to the Escrow Agent at any time given jointly by the Pledgee and the Pledgor, but the duties or responsibilities of the Escrow Agent may not be released without its consent.

7.                     Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail, postage prepaid, if to the Pledgee at 1384 Clearwater Crescent, Oakville, Ontario, L6H 7J7; if to the Pledgor at 23 Armstrong Avenue, Georgetown, Ontario, L7G 4S1;  if to the Escrow Agent at 5464 Dundas Street West, Toronto, Ontario M9B 1B4; or in any case to such other address as shall be furnished in writing by any such party to all of the other parties hereto.  Such notices or other communications so given shall be deemed to have been given on the third business day after the date so mailed or the day of delivery if delivered.

8.                     This agreement shall enure to the benefit of and shall be binding upon the parties hereto, their respective heirs, legal personal representatives, successors and assigns.

9.                     This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.  The parties irrevocably attorn to the jurisdiction of the courts of the Province of Ontario.

IN WITNESS WHEREOF THIS AGREEMENT has been executed by the parties hereto on the date first above written.

SIGNED, SEALED AND DELIVERED     )

   in the presence of                                           )

)        ______________________

)        Richard MacArthur

)

)        ______________________

)         John Whittaker

)

)

)           ARS NETWORKS INCORPORATED

)           Per:

)                       _____________________

)                       Name:

)                       Title:

)           I have authority to bind the Corporation

)

)           McBRIDE WALLACE LAURENT &
CORD LLP

)           Per:

)                       _____________________

)

)           T & T DIESEL POWER LIMITED

)           Per:

)                       ______________________

)                       Name:

)                       Title:

)           I have authority to bind the Corporation

                                                                SCHEDULE "C"

                                        NON-COMPETITION/NON-SOLICITATION
                                          AND CONFIDENTIALITY AGREEMENT

WHEREAS:

A.        Pursuant to an Agreement of Purchase and Sale dated the 26th day of November, 2002 (the "Share Purchase Agreement") entered into between  the Covenantor hereto, as Vendor and Richard MacArthur and John Whittaker, as Purchasers and T & T Diesel Power Limited (the "Corporation"), the Purchasers purchased from the Vendor, the Purchased Shares relating to the Business.

2.                  Defined terms used in this Agreement shall have the same meanings herein as are attributed thereto in the Share Purchase Agreement or as otherwise set out herein.

IN CONSIDERATION of the completion of the transaction contemplated by the Share Purchase Agreement and in order to induce the Purchaser to do so, and the mutual agreements and covenants hereinafter contained, the sufficiency of which is hereby expressly acknowledged by the Covenantor, the Covenantor hereby covenants and agrees as follows:

(1)               For a period of three (3)  year(s) following the Closing Date, it shall not for whatever reason and with or without cause, either individually or in partnership or jointly or in conjunction with any affiliate, person or persons, firm, association, syndicate, company, corporation or entity as principal, agent, employee, shareholder, owner, investor, partner or in any other manner whatsoever:

a)      directly or indirectly, carry on or be engaged in or be concerned with or interested in or advise, lend money to, guarantee the debts or obligations of or permit its name  to be used or employed by any person, persons, firm, association, syndicate, company, corporation or entity engaged in or concerned with or interested in a Competitive Business within the Province of Ontario;

b)      knowingly solicit, interfere with or endeavour to entice away from the Purchasers or the Corporation any supplier, customer, client, agent, sub-agent or employee or any other person, firm, corporation or entity in the habit of dealing with the Corporation or the Business of the Corporation;

c)      interfere with or knowingly entice away or otherwise attempt to obtain the withdrawal of any franchisor, licensor, independent contractor, agent or sub-agent or employee from any contractual relationship, either written or oral with the Corporation or the Purchaser in existence at the Closing Date;

PROVIDED that each of clauses (a), (b) and (c) of this paragraph shall reflect separate covenants on the part of the Covenantor and shall be severable one from the other.

4        For a period of three (3) year(s) following the Closing Date, it shall not either alone or in conjunction with any individual, firm, corporation, association or other entity, whether as principal, agent, shareholder or in any other capacity whatsoever:

a)      divulge to any person, firm or corporation, any name, address or requirement of any franchisor, licensor, supplier, customer, client, agent, sub-agent, employee or independent contractor of the Business existing at the Closing Date;

b)      divulge to any person, firm or corporation, any process, method or device of the Business and without limiting the generality of the foregoing, including purchasing, sales, advertising, training, recruiting, supply and/or distribution process, method or device, or any other information in respect of the Business, other than such information that is in the public domain;

c)      divulge to any person, firm or corporation any of the financial affairs of the Business;

PROVIDED that each of clauses (a), (b) and (c) of this paragraph shall reflect separate covenants and shall be severable one from the other.

5    All of the restrictions contained herein are reasonable and valid, and all defences to the strict enforcement of all or any portion thereof by the Purchasers and/or the Corporation are hereby waived by the Covenantor.  If any of the covenants contained herein shall be held unreasonable by reason of the area, duration or type or scope of service covered by such covenant, then such covenant shall be given effect to in such reduced form as may be determined by any court of competent jurisdiction.  In the event that any clause or portion hereof should be unenforceable or declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions hereof and such unenforceable or invalid portion shall be severable from the remainder hereof.

6    Any remedy at law for any breach of the provisions hereof by the Covenantor may be inadequate and that in the event of such breach, the Purchasers and/or the Corporation shall be entitled to make an application to the appropriate court granting the Purchasers and the Corporation  temporary and/or permanent injunctive relief against the offending Covenantor, without the necessity of proving actual damage to the Purchasers or the Corporation or the Business of the Corporation.

7    A waiver of any breach of a covenant or provision contained herein by the Purchasers or the Corporation shall only be a waiver in respect of the particular breach thereof giving rise to such waiver.

8    If the Covenantor is in breach of any of such covenants herein set forth, the running of the period of proscription shall be stayed and shall recommence upon the date that it ceased to be in breach thereof, whether voluntarily or by injunction.

9    This Non-Competition/Non-Solicitation and Confidentiality Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario, and the parties hereby submit to the non-exclusive jurisdiction of the courts of the Province of Ontario; provided, however, that neither party shall be constrained from taking legal action in any other jurisdiction for the purpose of enforcing its rights hereunder.

10  For the purpose hereof, the following terms shall have the following meanings:

a)      "Business" means the business being carried on by the Corporation as at the day following the Closing Date and without limiting the generality of the foregoing, including the manufacture, assembly and sale of electric generator sets, gen set enclosures, equipment trailers, service and maintenance contracts for owners and users of products built and distributed by T & T Diesel Power Limited;

b)      "Competitive Business" means a Business that is substantially similar to the Business.

(8)   This Agreement and everything contained herein shall extend to and enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, assigns and legal representatives.

IN WITNESS WHEREOF the undersigned has duly executed this Agreement this 10th day of January, 2003.

SIGNED, SEALED AND DELIVERED     )           ARS NETWORKS INCORPORATED

in the presence of                                  )

)           Per:

)                       Name:  Sydney Harland

)                       Title:

)           I have authority to bind the Corporation